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                                                                    EXHIBIT 99.1

                               BANCALABAMA, INC.

    The undersigned hereby constitutes and appoints Billy P. Brooks and James
E. Campbell, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of BancAlabama, Inc. ("BancAlabama") which the undersigned would be entitled to vote if personally present at the Special Meeting of BancAlabama Shareholders to be held at 312 Clinton Avenue, Huntsville, Alabama, at 2:00 P.M., local time, on September 12, 1996, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated August 8, 1996, the receipt of which is acknowledged in the manner specified below.

1. MERGER. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of April 26, 1996 (the "Agreement"), by and among BancAlabama, Union Planters Corporation, a Tennessee corporation ("UPC"), and BNF Bancorp, Inc., a Delaware corporation and a wholly-owned subsidiary of UPC ("BNF"), pursuant to which (i) BancAlabama will merge (the "Merger") with and into BNF, (ii) each share of the $1.00 par value common stock of BancAlabama ("BancAlabama Common Stock") issued and outstanding at the effective time of the Merger will be exchanged for 0.5907 of a share of the $5.00 par value common stock of UPC, subject to possible adjustment, and cash in lieu of any fractional share, and (iii) UPC will assume the obligations of BancAlabama under various stock plans and programs and adopt substitute plans where appropriate, all as more fully described in the accompanying Proxy Statement/Prospectus.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

    Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                 DATED:                   , 1996
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                                                 -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Signature if held jointly

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BANCALABAMA, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.